UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 13, 2022

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
5.279% Corporate Units	NEE.PRP	New York Stock Exchange
6.219% Corporate Units	NEE.PRQ	New York Stock Exchange
6.926% Corporate Units	NEE.PRR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On October 13, 2022, NextEra Energy, Inc.’s (NEE) Board of Directors (board) approved an increase in the size of the Board from twelve members to thirteen members and, upon the recommendation of the Governance & Nominating Committee, appointed Nicole S. Arnaboldi to fill the newly created directorship. In addition, effective on the same date, the board approved the appointment of Ms. Arnaboldi to the Audit and Finance & Investment Committees of the board.

Ms. Arnaboldi is a partner at Oak Hill Capital Management, a private equity firm. She was previously the vice chairman of Credit Suisse Asset Management and a managing director of Credit Suisse Securities Corp. from 2000 to 2019. Ms. Arnaboldi serves on the board of Manulife Financial Corporation.

Ms. Arnaboldi will receive compensation for her service as a director consistent with the compensation paid to the other non-employee directors of NEE as described in NEE’s definitive proxy statement on Schedule 14A for NEE’s 2022 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 1, 2022. In 2022, the compensation includes an annual retainer of $110,000, which amount will be prorated for 2022 based on the date of her appointment to the board. On October 13, 2022, Ms. Arnaboldi was also granted a prorated annual award of 570 shares of NEE common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 18, 2022

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel